Exhibit (c)(1)

To Schedule 13E-3

Report of Southwest Securities, Inc.

Project Buttondown Presentation to the Special Committee of the Board of Directors May 4, 2007

Preface
The information herein has been prepared by Southwest Securities, Inc. (“SWS”) as part of a presentation being made in support of our opinion as to the fairness of the terms of the proposed transaction from a financial point of view.  The material in this presentation and our analyses contained herein are confidential and are for the use of the Special Committee of the Board of Directors of Buttondown and its advisors only. Any publication or use of this material or the analyses contained herein without the express written consent of SWS is strictly prohibited.
Among the activities conducted in the course of our engagement as financial advisor, SWS received and reviewed business and financial information of Buttondown and held discussions with the management of
Buttondown regarding this information.  In connection with the analyses contained herein, we have not independently verified any such information and have relied on all such information as being complete and accurate in all material respects.  In addition, we have not obtained any independent appraisal of the assets of either entity.  With regard to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of Buttondown as to the future financial performance of Buttondown.  We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. SWS is not an expert on, and does not render opinions regarding, legal, accounting, regulatory or tax matters.  You should consult with your advisors concerning these matters before undertaking the proposed transaction.
Several analytical methodologies have been employed herein and no one method of analysis should be regarded as critical to the overall conclusion we have reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusions we have reached are based on all the analyses and factors presented herein taken as a whole and also on application of our own experience and judgment.  Such conclusions may involve significant elements of subjective judgment or qualitative analysis.  We therefore give no opinion as to the value or merit standing alone of any one or more parts of the material that follows. Our only opinion is the formal written opinion we express as to the fairness from a financial point of view.  The opinion, the analyses contained herein and all conclusions drawn from such analyses are necessarily based upon market, economic and other conditions that exist and can be evaluated as of the date of this book.
In the ordinary course of our business, SWS may actively trade shares of the common stock and/or other securities of Buttondown for our own account and the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

Table of Contents
Section
Executive Summary ...…………………………….……..…………. 1
Historical Price and Volume Performance ………………………… 2
Selected Comparable Public Companies ………………………….. 3
Selected Precedent Transactions …………………………………... 4
Discounted Cash Flow Analysis …………………………………… 5
Liquidation Analysis ………………………………………………. 6
Reverse Split Going Dark Transaction Analysis ………………….. 7
Summary Valuation and Rationale ………………………………… 8
Exhibits

4 Executive Summary

Executive Summary
The management of Buttondown has proposed a reverse and forward stock split resulting in a going dark transaction.
The Company plans to effect a reverse split of the Company’s common stock at a ratio of 1 for 1,000, followed immediately by a forward 1,000 for 1 split of the common stock, and to provide for payment in cash to those stockholders holding, prior to the reverse stock split, fewer than 1,000 shares of common stock.
As of July 2006, the Company estimates that 603 of the approximate 653 stockholders of record have fewer than 1,000 shares (excluding approximately 59 banks/brokers holding stock in street name).
After the reverse and forward split, with fractional share repurchases, the Company estimates it will have approximately 110 stockholders of record and 377 beneficial owners remaining.
Once the Company has fewer than 300 stockholders of record, it can terminate its public company reporting status.
You have asked for our opinion that the cash consideration to be paid in the proposed reverse split transaction is fair, from a financial point of view, to your shareholders including shareholders who will receive cash, as well as those who will remain shareholders after the proposed reverse split.

Executive Summary
Public company costs are high and increasing:
• The costs related to the Sarbanes-Oxley Act, increased D&O insurance expenses, audit costs and implementation of related corporate governance reforms have become prohibitive.
• The costs associated with retaining public status, servicing stockholders and continuing public communication remain high.
The time demands on management and employees associated with public company status are significant:
• Preparing public reports, filings, press releases and Regulation FD compliance.
• Since the Company has relatively few executive personnel, these indirect costs can be material.
• Investor relations and communication with stockholders takes management time.
Stockholders are unable to benefit fully from public company status due to limited liquidity and the Company’s micro-cap classification:
• Stockholders are not able to move into or out of stock positions without materially impacting the market price.
• The Company is not able to raise capital conventionally in public markets.
• The Company is not an attractive investment for institutional investors.
• The Company is not able to effectively use shares for acquisitions.

Executive Summary
Other strategic alternatives have been examined by management and determined to be either unattractive or not viable:
• Maintain status quo – Continue to shoulder public company costs without the associated benefits.
• M&A opportunities – Management and significant stockholders have determined not to pursue this alternative at this time, in part due to the expectation of minimal value (if any) to be available to common stockholders after senior and subordinated debt holders, as well as preferred stockholders are paid.
A reverse split provides multiple benefits:
• Reduces direct and indirect costs.
• Saves management and employee time.
• Stockholders can exit the investment at a premium to current prices or retain a position in a private company.
• Small stockholders are able to sell without a commission.
• Small stockholders can retain ownership by acquiring additional shares.
• The cash demands on the Company to accomplish the reverse split are predictable.

Executive Summary
Statistic (3) Multiple
Sales
2007A …………………………………… 86,238 $     0.60 x
2008E …………………………………… 93,363        0.56 x
2009E …………………………………… 101,139      0.52 x
EBITDA
2007A …………………………………… (4,930) $      nm
2008E …………………………………… 4,360          12.0 x
2009E …………………………………… 7,206          7.2 x
EPS
2007A …………………………………… (1.86) $        nm
2008E …………………………………… (0.42)           nm
2009E …………………………………… 0.18            1.3 x
Summary Market Capitalization (1)
(Amounts in thousands, except per share amounts)
(1)  Balance Sheet as of March 3, 2007.
(2)  None of Buttondown's outstanding options are in the money at this time.
(3)  Proforma adjusted to reflect $1,000 of additional subordinated debt and $2,000 of additional preferred stock.
(4)  Fiscal years ending February 3, 2007, January 31, 2008 and January 31, 2009.
Recent market price per share (5/1/07) …………… 0.24 $
Common shares outstanding ……………………… 6,224
Options outstanding (2) …………………………… -
Equity market capitalization of Buttondown …… 1,494 $
Plus:
Senior debt ……………………………………… 24,513
Subordinated debt (long-term debt) (3) ………… 8,609
Series 2001-A preferred stock ………………… 6,853
Series 2002-A preferred stock ………………… 4,631
Series 2003-A preferred stock ………………… 5,674
Series 2006-A preferred stock ………………… 2,490
Series 2007-A senior preferred stock (3) ……… 2,000
Less:
Cash and marketable securities (3) …………… 4,113
Cash from option exercises (2) ………………… -
Enterprise value of Buttondown …………… 52,150 $

Executive Summary
Stock- Stockholders Cumulative Stock- Stockholders Cumulative
Number of Shares holders Shares At or Above Shares holders Shares At or Above Shares
0 - 99 457         9,610          653                 9,610          461         12,708        1,329            12,708
100 - 249 102         15,145        196                 24,755        292         43,173        868                55,881
250 - 499
31           10,617        94                   35,372        128         43,481        576                99,362
500 - 749 9             5,176          63                   40,548        90           51,847        448                151,209
750 - 999 4             3,417          54                   43,965        32           27,166        358                178,375
1,000 - 1,999 13           17,191        50                   61,156        133         167,011      326                345,386
2,000 - 2,999 3             6,175          37                   67,331        59           134,307      193                479,693
3,000 - 3,999 9             31,880        34                   99,211        28           88,634        134                568,327
4,000 - 4,999 4             17,856        25                   117,067      19           80,637        106                648,964
5,000 - 9,999
1             8,810          21                   125,877      43           285,202      87                  934,166
10,000 + 20           2,321,523   20                   2,447,400   44           2,735,078   44                  3,669,244
Total 653         2,447,400   1,329      3,669,244
(1)  Based on UMB Report as of July 10, 2006.  Does not include approximately 59 banks/brokers holding stock in street name.
(2)  Based on ADP Report as of July 10, 2006.  ADP holdings in CEDE differ from UMB indicated holdings by 107,069 shares.
Note:  Amounts highlighted in gold represent the number of shareholders estimated post reverse split and the estimated number of shares to be purchased.
           Therefore, it is anticipated there will be approximately 109 shareholders of record (50 plus 59 banks/brokers) and a total of 376 beneficial shareholders.
           The estimated number of shares that will be purchased is 222,340 (43,965 plus 178,375).
Stockholder Ownership Analysis
Stratification of Ownership
Record Ownership (1) CEDE Ownership (2)

Executive Summary
Split Shares
Ratio Purchased 0.20 $     0.25 $     0.30 $     0.35 $     0.40 $     0.45 $     0.50 $     Record (1) CEDE (2)
1 : 100
22,318        4,464 $   5,579 $   6,695 $   7,811 $   8,927 $   10,043 $ 11,159 $ 196           868
1 : 500
134,734      26,947    33,683    40,420    47,157    53,894    60,630    67,367    63             448
1 : 1000
222,340      44,468    55,585    66,702    77,819    88,936    100,053 111,170 50             326
1 : 2000
406,542      81,308    101,635 121,963 142,290 162,617 182,944 203,271 37             193
1 : 3000
547,024      109,405 136,756 164,107 191,458 218,810 246,161 273,512 34             134
(1)  Based on UMB Report as of July 10, 2006.  Does not include approximately 59 banks/brokers holding stock in street name.
(2)  Based on ADP Report as of July 10, 2006.  ADP holdings in CEDE differ from UMB indicated holdings by 107,069 shares.
Holders Post Split Pre-Split per Share Purchase Price
Analysis of Cash Payment for Fractional Shares

Executive Summary
Reviews historical stock "Public Market" valu- Present value of pro- "Transaction Specific"
and volume trading ation jected free cash flows valuation
Considers trading market Value based on public "Inherent" value of Values based on multi-
and liquidity market trading multi- the business ples paid in industry
Looks at ownership ples of comparable Incorporates time value transactions composition companies and cost of capital Includes control premium
Evaluates "Street" opinion Does not include considerations Comparability of transac-
on investment control premium Relies on management's tion and/or target
Represents freely trad- projections company relevant
able minority interest
Value that could Industry characteristics and
hypothetically be derived trends (e.g. size, volatility
from the liquidation (sale) growth prospects)
of assets and the Relative market position and
satisfaction of liabilities competitive environment
Based on recent balance Consistency and visibility of
sheet adjusted to reflect historical and projected
liquidation values earnings
Relies on management's
estimates
Comparable Public
Companies
Precedent
Transactions
Discounted Cash
Flow
Liquidation Analysis
Other
Considerations
Implied Valuation
Approaches
Historical Trading
Performance

12 Historical Price and Volume Performance

Price
Volume

SOUTHWEST SECURITIES
Member of SWS Group

Historical Price and Volume Performance
Stock Price Volume Traded
Closing Price (5/1/07) 0.24 $       52-Week High (9/22/06) 261,565
52-Week High (6/2/06) 0.76          52-Week Low (various dates) -
52-Week Low (4/25/06) 0.20          30-Day Average 2,521
30-Day Average 0.37          60-Day Average 1,422
60-Day Average 0.41          90-Day Average 1,841
90-Day Average 0.40          360-Day Average 6,922
360-Day Average 0.56          % of No Volume Days LTM 45%
Source: Capital IQ.  Based on closing stock prices through May 1, 2007.
Latest Three
Years
Trading
Performance
Trading
Summary
$-
$0.50
$1.00
$1.50
$2.00
$2.50
$3.00
4/04 9/04 2/05 7/05 12/05 5/06 10/06 3/07
-
50,000
100,000
150,000
200,000
250,000
300,000
Volume Price

Historical Price and Volume Performance
Latest Three
Years
Trading
Performance
Source: Capital IQ.
2.1%
1.4%
7.7%
36.1%
38.0%
14.7%
0.0%
5.0%
10.0%
15.0%
20.0%
25.0%
30.0%
35.0%
40.0%
45.0%
$0.00-$0.50 $0.51-$1.00 $1.01-$1.50 $1.51-$2.00 $2.01-$2.50 $2.51-$3.10
Current Price
(5/1/07) $0.24

15 Selected Comparable Public Companies

Selected Comparable Public Companies
Tangible
Pretax Net Diluted Book
Symbol Company Sales EBITDA EBIT Income Income EPS Value
ANN AnnTaylor Stores Corp. 2,342,907 $  325,267 $  219,377 $  238,781 $  142,982 $  1.98 $     763,332 $
CHS Chicos FAS, Inc. 1,646,682     312,893     251,053     261,679     166,636     0.93        707,295
CBK Christopher & Banks Corp. 490,508        66,481       47,634       49,726       30,413       0.84        188,521
GPS The GAP, Inc. 15,943,000   1,704,000 1,174,000 1,264,000 778,000     0.93        5,174,000
JCG J. Crew Group, Inc. 953,188        114,021     79,497       6,594         3,794         (0.40)      (587,843)
JOSB Jos. A. Banks Clothiers, Inc. 546,385        88,904       73,095       72,157       43,222       2.36        208,234
TLB The Talbots, Inc. 2,231,033     196,569     75,041       50,522       31,576       0.59        148,889
XXXX Buttondown 86,238 $       (4,930) $     (8,541) $     (11,230) $   (11,230) $   (1.86) $   (28,567) $
Fundamentals
Fiscal Year End of Each Company
(Dollar amounts in thousands, except per share amounts)
Tangible
Pretax Net Diluted Book
Symbol Company Sales EBITDA EBIT Income Income EPS Value
ANN AnnTaylor Stores Corp. 2,342,907 $  319,517 $  219,377 $  238,781 $  142,982 $  1.98 $     763,332 $
CHS Chicos FAS, Inc. 1,646,282     312,893     251,053     261,679     166,636     0.93        707,295
CBK Christopher & Banks Corp. 539,920        78,593       58,343       62,839       38,438       1.02        246,397
GPS The GAP, Inc. 15,943,000   1,704,000 1,174,000 1,264,000 778,000     0.93        5,174,000
JCG J. Crew Group, Inc. 1,075,355     136,989     102,660     33,568       27,968       0.03        (55,236)
JOSB Jos. A. Banks Clothiers, Inc. 546,385        88,904       73,095       72,157       43,222       2.36        208,234
TLB The Talbots, Inc. 2,231,033     196,569     75,041       50,522       31,576       0.59        148,889
XXXX Buttondown 86,238 $       (4,930) $     (8,541) $     (11,230) $   (11,230) $   (1.86) $   (28,567) $
Latest 12 Months for Each Company
(Dollar amounts in thousands, except per share amounts)
Fundamentals

Selected Comparable Public Companies
Recent % of Common Business
Price 52 Week Shares Enterprise Market
Symbol Company 05/01/07 High Low High Outstanding Value Capitalization
ANN AnnTaylor Stores Corp. 38.48 $      45.15 $      32.25 $      85.2% 72,107      2,414,117 $    2,774,677 $
CHS Chicos FAS, Inc. 26.36         37.80         17.26         69.7% 178,453    4,428,482       4,704,021
CBK Christopher & Banks Corp. 17.31         31.25         16.88         55.4% 37,617      537,977          651,157
GPS The GAP, Inc. 17.95         21.39         15.91         83.9% 835,973    12,918,715     15,005,715
JCG J. Crew Group, Inc. 40.49         43.56         24.00         93.0% 64,657      2,795,487       2,617,962
JOSB Jos. A. Banks Clothiers, Inc. 38.64         43.39         22.14         89.1% 18,064      698,362          697,993
TLB The Talbots, Inc. 23.50         31.00         17.30         75.8% 54,399      1,712,097       1,278,377
   High 93.0% 835,973    12,918,715 $  15,005,715 $
   Low 55.4% 18,064      537,977          651,157
   Mean 78.9% 180,181    3,643,605       3,961,415
   Median 83.9% 64,657      2,414,117       2,617,962
Stock Market Information
(Amounts in thousands, except per share amounts)
52 Week Range

Selected Comparable Public Companies
Market 2007E Market
Capitalization/ Secular P/E RatioCapitalization/
Pretax Growth to Growth Tan. Book
Symbol Company Sales EBITDA EBIT Income LTM EPS 2007E Rate Rate Value
ANN AnnTaylor Stores Corp. 1.0 x 7.6 x 11.0 x 11.6 x 19.4 x 17.5 x 15.0% 1.2 x 3.6 x
CHS Chicos FAS, Inc. 2.7 x 14.2 x 17.6 x 18.0 x 28.3 x 24.4 x 20.0% 1.2 x 6.7 x
CBK Christopher & Banks Corp. 1.0 x 6.8 x 9.2 x 10.4 x 17.0 x 16.2 x 20.0% 0.8 x 2.6 x
GPS The GAP, Inc. 0.8 x 7.6 x 11.0 x 11.9 x 19.3 x 20.3 x 12.0% 1.7 x 2.9 x
JCG J. Crew Group, Inc. 2.6 x 20.4 x 27.2 x 78.0 x nm 33.2 x 23.5% 1.4 x nm
JOSB Jos. A. Banks Clothiers, Inc. 1.3 x 7.9 x 9.6 x 9.7 x 16.4 x 15.1 x 15.0% 1.0 x 3.4 x
TLB The Talbots, Inc. 0.8 x 8.7 x 22.8 x 25.3 x nm 20.6 x 15.0% 1.4 x 8.6 x
High 2.7 x 20.4 x 27.2 x 78.0 x 28.3 x 33.2 x 23.5% 1.7 x 8.6 x
Low 0.8 x 6.8 x 9.2 x 9.7 x 16.4 x 15.1 x 12.0% 0.8 x 2.6 x
Mean
1.5 x 10.4 x 15.5 x 23.5 x 20.1 x 21.1 x 17.2% 1.2 x 4.6 x
Median
1.0 x 7.9 x 11.0 x 11.9 x 19.3 x 20.3 x 15.0% 1.2 x 3.5 x
__________
(1)  Multiples based on latest 12 months results except for 2007E P/E and P/E to Growth Rate that are based on First Call consensus estimates.
Market Multiples (1)
Latest 12 Months for Each Company
Business Enterprise Value/ P/E Multiples

Selected Comparable Public Companies
29%
22%
19%
14%
12%
0%
-2%
12%
-10%
5%
20%
35%
50%
CHS JOSB JCG ANN CBK TLB GPS Button
Median: 13%
Three Year Sales Growth
62%
59%
54%
42%
35%
40%
27%
34%
0%
20%
40%
60%
80%
JOSB CHS ANN JCG CBK GPS TLB Button
Median: 41%
LTM Gross Margin
19%
16%
15%
14%
13%
11%
-6%
9%
-10%
0%
10%
20%
30%
CHS JOSB CBK ANN JCG GPS TLB Button
Median: 13%
LTM EBITDA Margin
93%
89%
85%
84% 76%
70%
32%
55%
0%
20%
40%
60%
80%
100%
JCG JOSB ANN GPS TLB CHS CBK Button
Median: 80%
52 Week High

Selected Comparable Public Companies
Three Year % of  52-
EV/ Sales Gross EBITDA Week Sales Gross EBITDA Stock
Symbol Company Sales Growth Margin Margin High Growth Margin Margin Price
ANF Abercrombie & Fitch 2.00 x 24.8% 66.6% 24.7% 96.2% 8 1 2 3 1
RL Polo Ralph Lauren Corporation 2.20 x 16.9% 54.5% 20.0% 93.1% 16 4 8 12 2
AEO American Eagle Outfit 2.00 x 24.9% 48.2% 25.5% 89.3% 7 11 1 22 3
JOSB Jos. A. Banks Clothiers, Inc. 1.20 x 22.2% 61.9% 16.3% 89.1% 11 2 12 23 4
GCO Genesco Inc. 0.90 x 20.4% 50.0% 11.6% 99.1% 14 9 25 1 5
GES Guess? 3.00 x 23.0% 43.8% 20.2% 90.8% 10 15 7 19 6
CHS Chico's FAS, Inc. 2.60 x 28.9% 59.1% 21.2% 69.7% 5 3 4 43 7
URBN Urban Outfitters 3.30 x 30.7% 36.9% 17.9% 92.8% 4 28 10 14 8
FD Federated Department Stores 1.00 x 20.5% 40.6% 14.2% 94.0% 13 18 18 10 9
ZUMZ Zumiez 3.50 x 36.2% 36.4% 16.1% 92.6% 2 29 13 15 9 T
BEBE bebe stores, inc. 2.00 x 42.3% 49.5% 22.3% 65.2% 1 10 3 47 11
JCG J. Crew Group 2.20 x 18.6% 43.4% 13.7% 93.0% 15 16 20 13 12
BDOG Big Dog Holdings 0.90 x 28.2% 53.5% 4.6% 95.1% 6 6 48 6 13
ANN AnnTaylor Stores 1.00 x 13.8% 53.7% 15.1% 85.2% 20 5 15 28 14
CLE Claires Stores 1.80 x 7.9% 53.3% 21.0% 86.9% 31 7 5 27 15
BKE Buckle 1.70 x 7.7% 39.0% 19.2% 95.3% 32 25 9 5 16
ARO Aeropostale, Inc. 1.30 x 24.4% 32.8% 14.8% 94.4% 9 40 16 8 17
LIZ Liz Claiborne, Inc. 1.00 x 5.6% 47.8% 13.7% 95.5% 37 12 20 4 17 T
JWN Nordstroms, Inc. 1.60 x 9.9% 40.4% 17.2% 92.0% 27 21 11 17 19
MW Men's Wearhouse 1.20 x 10.6% 43.3% 15.5% 88.9% 25 17 14 24 20
DBRN The Dress Barn 0.90 x 22.0% 40.5% 13.7% 70.9% 12 19 20 42 21
WTSI.A The Wet Seal, Inc. 0.90 x 2.9% 47.2% 20.3% 78.7% 43 14 6 39 22
CTRN Citi Trends 1.20 x 34.4% 38.3% 10.1% 68.5% 3 26 33 45 23
JCP J.C. Penneys 0.90 x 4.4% 39.3% 11.7% 90.7% 41 24 24 20 24
LTD Limited Brands, Inc. 1.20 x 6.1% 37.7% 14.3% 84.6% 35 27 17 30 24 T
JNY Jones Apparel Group 0.90 x 2.7% 36.4% 11.0% 94.0% 45 29 26 11 26
SSI Stage Stores, Inc. 0.60 x 16.8% 29.3% 9.3% 91.0% 17 45 37 18 27
CHIC Charlotte Russe Holdings 0.80 x 16.6% 28.2% 14.1% 80.5% 18 46 19 34 27 T
ROST Ross Stores, Inc. 0.80 x 12.4% 22.7% 9.4% 94.3% 21 51 36 9 27 T
CBK Christopher & Banks Corp. 1.00 x 11.9% 39.6% 12.8% 55.4% 22 22 23 50 27 T
CACH Cache, Inc. 0.80 x 8.9% 47.7% 10.7% 65.6% 30 13 28 46 27 T
TLB The Talbots, Inc. 0.80 x 11.8% 34.3% 10.6% 75.8% 23 34 29 40 32
TJX TJX Companies 0.70 x 9.3% 24.1% 9.7% 92.2% 29 50 34 16 33
SKS Saks Incorporated 1.10 x -21.4% 34.7% 5.9% 97.6% 51 32 44 2 33 T
RVI Retail Ventures, Inc. 0.40 x 5.7% 39.6% 4.7% 87.5% 36 22 47 25 35
DDS Dillards 0.50 x -0.8% 33.4% 8.6% 95.0% 48 38 41 7 36
CTR Cato Corp. 0.60 x 5.4% 34.6% 10.5% 80.9% 38 33 30 33 36 T
GPS The GAP, Inc. 0.80 x 0.2% 35.4% 11.0% 83.9% 47 31 26 31 38
DEBS Deb Shops 0.80 x 2.8% 34.1% 10.5% 87.0% 44 35 30 26 38 T
MWRK Mothers Work, Inc. 0.50 x 5.0% 52.6% 9.0% 60.7% 40 8 40 48 40
FL Foot Locker, Inc. 0.60 x 6.4% 30.2% 10.4% 85.0% 34 43 32 29 41
CHRS Charming Shoppes 0.50 x 10.3% 30.5% 9.3% 80.3% 26 42 37 35 42
NWY New York & Company 0.60 x 7.5% 31.4% 9.5% 79.6% 33 41 35 37 43
HOTT Hot Topic, Inc. 0.60 x 9.5% 33.2% 9.1% 72.2% 28 39 39 41 44
FINL The Finish Line, Inc. 0.40 x 10.7% 30.0% 7.2% 79.4% 24 44 42 38 45
EBHI Eddie Bauer Holdings, Inc. 0.60 x -6.6% 40.5% 6.3% 79.8% 50 19 43 36 45 T
SHOE Shoe Pavilion, Inc. 0.50 x 16.2% 33.5% 4.5% 60.3% 19 37 49 49 47
SMRT Stein Mart, Inc. 0.50 x 3.6% 27.7% 5.7% 90.6% 42 47 46 21 48
SYM Syms Corp. 0.80 x 0.4% 33.7% 4.3% 82.8% 46 36 50 32 49
URGI United Retail Group, Inc. 0.30 x 5.3% 25.4% 5.8% 69.2% 39 49 45 44 50
XXXX Buttondown 0.60 x -2.0% 27.4% -5.8% 31.6% 49 48 51 51 51
Source:  Capital IQ.
Softline Retailers
Rankings
Total
Rank

Selected Comparable Public Companies
EV/
Sales
    High ………………………………………… 3.50 x
    Low ………………………………………… 0.30 x
    Mean ………………………………………
1.15 x
    Median ……………………………………… 0.90 x
All Companies
EV/
Sales
    High ………………………………………… 0.80 x
    Low ………………………………………… 0.30 x
    Mean ………………………………………
0.54 x
    Median ……………………………………… 0.50 x
Bottom 10% Performers
EV/
Sales
    High  ……………………………………… 2.20 x
    Low ………………………………………… 0.90 x
    Mean ………………………………………
1.66 x
    Median  …………………………………… 2.00 x
Top 10% Performers

Selected Comparable Public Companies
Buttondown 2007A Sales ………………………… 86,238 $     86,238 $
EV/Sales multiple (2) ……………………………… 0.54 x 0.50 x
Implied enterprise value …………………………… 46,569 $     43,119 $
Less:
Senior debt …………………………………… 24,513 $     24,513 $
Subordinated debt (long-term debt) …………… 8,609          8,609
Series 2001-A preferred stock ………………… 6,853          6,853
Series 2002-A preferred stock ………………… 4,631          4,631
Series 2003-A preferred stock ………………… 5,674          5,674
Series 2006-A preferred stock ………………… 2,490          2,490
Series 2007-A senior preferred stock (3) ……… 2,000          2,000
Plus:
Cash and marketable securities (3) …………… 4,113 $       4,113 $
Cash from option exercises (4) ……………… -                   -
Implied equity value ……………………………… (4,088) $      (3,538) $
Shares outstanding (4) ……………………………… 6,224          6,224
Implied equity value per share …………………… (0.66) $        (0.57) $
(1)  Based on bottom 10% of Softline Retailers.
(2)  Mean and median of bottom 10% of Softline Retailers.
(3)  Proforma adjusted to reflect $1,000 of additional subordinated debt and $2,000 of additional preferred stock.
(4)  None of Buttondown's outstanding options are in the money at this time.
Implied Value
of Buttondown
Implied Valuation (1)
(Amounts in thousands, except per share amounts)

23 Selected Precedent Transactions

Selected Precedent Transactions
Date Enterprise
Closed Acquiror Target Value Sales EBITDA EBIT Sales EBITDA EBIT
06/13/03 Oxford Industries, Inc. Tommy Bahama Group, Inc. 298.7 $   318.3 $ 54.3 $   50.2 $   0.94 x 5.5 x 6.0 x
08/27/03 VF Corporation Nautica Enterprises, Inc. 552.4 707.0 71.5 43.0 0.78 x 7.7 x 12.8 x
09/05/03 Chico's FAS, Inc. White House, Inc. 90.6 67.0 8.3 6.8 1.35 x 11.0 x 13.4 x
03/03/04 Big Dog Holdings, Inc. The Walking Company, Inc. 66.7 103.8 6.6 4.5 0.64 x 10.2 x 14.9 x
04/02/04 Genesco, Inc. Hat World Corporation 185.4 199.4 24.3 19.0 0.93 x 7.6 x 9.8 x
12/20/04 Jones Apparel Group, Inc. Barneys New York, Inc. 379.2 459.2 46.2 29.6 0.83 x 8.2 x 12.8 x
04/01/05 IAC/InterActiveCorp. Cornerstone Brands, Inc. 720.0 720.0 66.0 59.0 1.00 x 10.9 x 12.2 x
07/14/05 William Carter Co. OshKosh B'Gosh, Inc. 276.2 403.7 16.5 9.1 0.68 x 16.8 x nm
12/27/05 Private Consortium Goody's Family Clothing, Inc. 235.2 1,253.9 24.2 (1.2) 0.19 x 9.7 x nm
02/03/06 Polo Ralph Lauren Corporation Sun Apparel, Inc. 355.0 300.0 na na 1.18 x na na
03/06/06 Bon-Ton Stores, Inc. Saks Department Store Group 1,185.0 3,400.0 na na 0.35 x na na
04/13/06 Bain Capital, Inc. Burlington Coat Factory Warehouse Corp. 1,864.9 3,351.4 273.4 182.7 0.56 x 6.8 x 10.2 x
05/03/06 Talbots, Inc. J. Jill Group, Inc. 467.5 449.7 25.4 2.6 1.04 x 18.4 x nm
06/02/06 Li & Fung Ltd. Oxford Industries, Inc., Womenswear Group 37.0 257.0 na na 0.14 x na na
10/29/06 Bon-Ton Stores, Inc. Belk, Inc. (four stores) 22.0 90.0 na na 0.24 x na na
12/13/06 Liz Claiborne, Inc. Kate Spade, LLC 124.0 84.0 na na 1.48 x na na
High 1.48 x 18.4 x 14.9 x
Low 0.14 x 5.5 x 6.0 x
Mean 0.77 x 10.3 x 11.5 x
Median 0.80 x 9.7 x 12.5 x
Subset Sample (2):
High 0.78 x 16.8 x 14.9 x
Low 0.14 x 6.8 x 10.2 x
Mean
0.45 x 10.2 x 12.6 x
Median 0.45 x 9.7 x 12.8 x
__________
(1) Excludes all multiples less than zero and the following multiples: Sales > 5.0x, EBITDA > 25.0x and EBIT > 30.0x.
(2) Based on the subset of group consisting of the lowest 50% of EV/Sales multiples (shaded in green).
Selected Precedent Transactions (1)
(Dollar amounts in millions)
LTM Enterprise Value/

Selected Precedent Transactions
Buttondown 2007A Sales ……………………… 86,238 $    86,238 $
EV/Sales multiple (2) …………………………… 0.45 x 0.45 x
Implied enterprise value ………………………… 38,692 $    39,022 $
Less:
Senior debt ………………………………… 24,513 $    24,513 $
Subordinated debt (long-term debt) (3) …… 8,609         8,609
Series 2001-A preferred stock …………… 6,853         6,853
Series 2002-A preferred stock …………… 4,631         4,631
Series 2003-A preferred stock …………… 5,674         5,674
Series 2006-A preferred stock …………… 2,490         2,490
Series 2007-A senior preferred stock (3) … 2,000         2,000
Plus:
Cash and marketable securities (3) ………… 4,113 $      4,113 $
Cash from option exercises (4) …………… -                  -
Implied equity value …………………………… (11,965) $   (11,635) $
Shares outstanding (4) ………………………… 6,224         6,224
Implied equity value per share ………………… (1.92) $       (1.87) $
(1)  Based on precedent transactions involving change of control events.
(2)  Mean and median of precedent transactions.
(3)  Proforma adjusted to reflect $1,000 of additional subordinated debt and $2,000 of additional preferred stock.
(4)  None of Buttondown's outstanding options are in the money at this time.
Implied Value
of Buttondown
Implied Valuation (1)
(Amounts in thousands, except per share amounts)

26 Discounted Cash Flow Analysis

Discounted Cash Flow Analysis
(Dollar amounts in thousands)
2005A 2006A 2007A 2008E 2009E 2010E 2011E 2012E
Sales …………………………………… 89,357 $        88,247 $    86,238 $      93,363 $    101,139 $    112,330 $    125,317 $  138,615 $
EBITDA ……………………………… 5,150             (657)          (4,930)          4,360         7,206           11,099         15,446       18,797
EBIT …………………………………… 1,074             (4,524)       (8,541)          940            3,635           7,136           10,819       13,234
Plus: Non tax-deductible amortization … -                  -             -                -             -                -                -             -
EBITA ………………………………… 1,074             (4,524)       (8,541)          940            3,635           7,136           10,819       13,234
Less: Provision for taxes ……………… -                  -             -                -             -                -                -             -
EBIAT ………………………………… 1,074             (4,524)       (8,541)          940            3,635           7,136           10,819       13,234
Plus: Depreciation …………………… 4,076             3,867         3,611           3,420         3,570           3,963           4,628         5,563
Plus: Tax-deductible amortization … -                  -             -                -             -                -                -             -
Plus: Deferred taxes ………………… -                  -             -                -             -                -                -             -
Plus: Other non-cash items ………… -                  -             -                -             -                -                -             -
Less: Capital expenditures ………… (2,030)            (1,595)       (2,721)          (2,000)       (2,500)          (3,000)          (3,800)        (3,800)
Less: Change in net working capital … (3,174)            6,791         (2,654)          1,451         (1,030)          (1,538)          (1,753)        (1,967)
Less: Acquisitions …………………… -                  -             -                -             -                -                -             -
Unlevered free cash flow …………… (54) $               4,539 $      (10,305) $     3,811 $      3,676 $        6,562 $        9,893 $      13,030 $
Key Assumptions and Relationships (as % of Sales)
Sales growth …………………………… -2.5% -1.2% -2.3% 8.3% 8.3% 11.1% 11.6% 10.6%
EBITDA margin ……………………… 5.8% -0.7% -5.7% 4.7% 7.1% 9.9% 12.3% 13.6%
EBIT margin …………………………… 1.2% -5.1% -9.9% 1.0% 3.6% 6.4% 8.6% 9.5%
Depreciation and amortization ………… 4.6% 4.4% 4.2% 3.7% 3.5% 3.5% 3.7% 4.0%
Capital expenditures …………………… -2.3% -1.8% -3.2% -2.1% -2.5% -2.7% -3.0% -2.7%
Marginal tax rate ……………………… 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0%
(1)  Based on management's financial projections.
Year ended January 31,
Buttondown (1)
Discounted Cash Flow Analysis
(Amounts in thousands, except per share amounts)

Discounted Cash Flow Analysis
Discounted Cash Flow Analysis
(Amounts in thousands, except per share amounts)
Implied Enterprise Values (1)
Discount
Rate 6.00x 7.00x 8.00x 9.00x
25.0% 63,739 $     71,438 $     79,138 $     86,837 $
30.0%
55,264        61,846        68,427        75,009
35.0% 48,223        53,882        59,542        65,201
40.0% 42,329        47,223        52,116        57,009
Matrix Summary:
    High 86,837 $
    Low 42,329
    Mean 61,701
    Median
60,694
Terminal Multiples of 2012E EBITDA
Implied Equity Values (1)(2)
Discount
Rate 6.00x 7.00x 8.00x 9.00x
25.0% 13,082 $     20,781 $     28,481 $     36,180 $
30.0%
4,607          11,189        17,770        24,352
35.0% (2,434)         3,225          8,884          14,544
40.0% (8,328)         (3,435)         1,458          6,352
Matrix Summary:
    High 36,180 $
    Low (8,328)
    Mean 11,044
    Median
10,037
Terminal Multiples of 2012E EBITDA
Implied Equity Values Per Share (1)(2)(3)
Discount
Rate 6.00x 7.00x 8.00x 9.00x
25.0% 2.10 $         3.34 $         4.58 $         5.81 $
30.0%
0.74            1.80            2.86            3.91
35.0% (0.39)           0.52            1.43            2.34
40.0% (1.34)           (0.55)           0.23            1.02
Matrix Summary:
    High 5.81 $
    Low (1.34)
    Mean 1.77
    Median
1.61
Terminal Multiples of 2012E EBITDA
(1)  Based on management's projections.
(2)  Assumes net debt of $50,657 which includes $3,000 of new capital.
(3)  Assumes 6,224 diluted shares outstanding.

29 Liquidation Analysis

Liquidation Analysis
At
3/3/2007 High Low High Low
Current assets:
Cash and equivalents (3) ……………………… 4,113 $        100.0% 100.0% 4,113 $      4,113 $
Accounts receivables, net:
  Trade ………………………………………… 5,827           85.0% 75.0% 4,953         4,370
  Other ………………………………………… 1                   50.0% 50.0% 1                 1
Merchandise inventory (4) …………………… 18,447         100.0% 91.0% 18,447       16,787
Prepaid expenses and other current assets …… 2,181           0.0% 0.0% -                  -
Property and equipment, net:
Austin outlet …………………………………… 1,016           250.0% 200.0% 2,540         2,032
Leasehold improvements ……………………… 5,657           0.0% 0.0% -                  -
Furniture, fixtures and equipment ……………… 3,090           60.0% 50.0% 1,854         1,545
Current liabilities:
Accounts payable ……………………………… 7,884           100.0% 100.0% (7,884)       (7,884)
Accrued liabilities:
  Redeemable gift certificates ………………… 1,159           90.0% 75.0% (1,043)       (869)
  Accrued bonuses and payroll ………………… 558              100.0% 100.0% (558)          (558)
  Accrued rent expense ………………………… 364              100.0% 100.0% (364)          (364)
  Income taxes payable ………………………… 51                 100.0% 100.0% (51)            (51)
Deferred gain on sale of building ……………… 49                 0.0% 0.0% -                  -
Current portion of long-term obligations ……… 24,513         100.0% 100.0% (24,513)     (24,513)
Long-term liabilities (3):
Long-term portion of deferred rent liability …… 4,522           0.0% 0.0% -                  -
Stock warrant liability ………………………… 818              0.0% 0.0% -                  -
Long-term obligations, net of current portion … 8,609           100.0% 100.0% (8,609)       (8,609)
Preferred stock (3):
Preferred stock and additional paid in capital … 21,649         100.0% 100.0% (21,649)     (21,649)
Other liabilities:
Future lease obligations (5) …………………… 23,483         25.0% 20.0% (5,871)       (4,697)
Future IBM lease obligations ………………… 335              100.0% 100.0% (335)          (335)
Liquidation value range to the common stockholder ……………………………………… (38,968) $  (40,680) $
Common shares outstanding …………………………………………………………………
6,224         6,224
Liquidation value range to the common stockholder per share …………………………… (6.26) $      (6.54) $
(1)  The determination of liquidation value is, by necessity, subjective.  The valuation of certain items on the balance sheet is relatively easy since they are liquid (for example, cash), but other items, such as furniture, software and equipment and deferred revenue is difficult.
(2)  Based on discussions with management.
(3)  Proforma adjusted to reflect $1,000 of additional subordinated debt and $2,000 of additional preferred stock.
(4)  Average net recovery from most recent independent appraisal.
(5)  Present value based on a discount rate of 8.0%.
Probability Range Value Range
Buttondown (1)
(Amounts in thousands, except per share amounts)
Liquidation (2) Liquidation

31 Reverse Split Going Dark Transaction Analysis

Reverse Split Going Dark Transaction Analysis
Proposed Reverse/ Cash to
Date Payment Terminated Forward All Round
Announced Company Symbol Per Share Filing (1) Split Fractions (2) Up (3)
12/08/06 Essential Group, Inc. N/A 1 -for- 1,200 0.01          03/08/07 NO YES NO
06/01/06 EUPA International Corporation EUPA 1 -for- 9,999 0.40          01/29/07 NO NO NO
05/16/06 Bactolac Pharmaceutical Inc. ANII 1 -for- 500 4.00          09/21/06 NO YES NO
03/15/06 Home City Financial Corporation HCFC 1 -for- 210 16.20        12/14/06 YES NO NO
10/07/05 ITEC Attractions, Inc. ITAT 1 -for- 381,426 0.27          03/31/06 NO NO NO
10/07/05 County Bank Corp. CYBK 1 -for- 500 55.00        02/28/06 YES NO NO
09/30/05 Marlton Technologies, Inc. N/A 1 -for- 5,000 1.25          01/04/06 NO YES NO
09/14/05 FC Banc Corporation FCBZ 1 -for- 500 29.12        12/21/05 YES NO NO
07/22/05 McRae Industries, Inc. MRI 1 -for- 200 14.25        12/19/05 YES NO NO
07/13/05 News Communications, Inc. NCOM 1 -for- 100 1.10          11/03/05 NO YES NO
06/23/05 Liberate Technologies LBRTQ 1 -for- 250,000 0.20          12/20/05 YES NO NO
06/16/05 Refocus Group, Inc. RFCG 1 -for- 2,000 0.35          12/07/05 YES NO NO
06/09/05 Community Investors Bancorp, Inc. CIBI 1 -for- 300 15.00        09/23/05 YES NO NO
05/18/05 Home Loan Financial Corporation HLFC 1 -for- 600 20.75        09/02/05 YES NO NO
04/20/05 Synbiotics Corporation SBIO 1 -for- 2,000 0.13          11/03/05 YES YES NO
04/01/05 Mercury Air Group, Inc. MAX 1 -for- 500 4.00          09/19/05 YES NO NO
03/24/05 Lincoln Logs, Ltd. LCLG 1 -for- 500 0.49          09/13/05 NO NO NO
03/03/05 ASB Financial Corporation ASBP 1 -for- 300 23.00        07/19/05 YES YES NO
02/24/05 Davel Communications, Inc. DAVL 1 -for- 97,500,000 0.02          05/03/05 NO NO NO
02/15/05 Decatur First Bank Group, Inc. N/A 1 -for- 500 17.50        06/28/05 NO NO NO
01/13/05 Trek Resources, Inc. TKRD 1 -for- 100 2.50          05/10/05 NO YES NO
12/23/04 Benchmark Bancshares BMRB 1 -for- 2,000 19.00        03/31/05 YES NO NO
12/22/04 KS Bancorp, Inc. KSBI 1 -for- 200 24.00        03/23/05 YES YES NO
12/21/04 Horizon Telecom, Inc. HRZCA 1 -for- 125 165.00      03/28/05 YES NO NO
12/16/04 Mai Systems Corporation MAIY 1 -for- 150 0.17          11/29/05 NO YES NO
11/28/04 Gateway Bancshares, Inc. N/A 1 -for- 500 37.00        03/28/05 NO NO NO
11/23/04 Sterling Sugars, Inc. STSU 1 -for- 2,000 9.00          07/18/05 NO YES NO
11/05/04 Bestway, Inc. BSTW 1 -for- 100 13.00        05/26/05 YES NO NO
10/12/04 Spectrum Laboratories, Inc. SPTM 1 -for- 25,000 2.56          11/29/05 NO YES NO
09/30/04 Giant Group, Ltd. CHKR 1 -for- 300 1.85          01/31/05 NO YES NO
09/30/04 Bishop Capital Corporation BPCC 1 -for- 110 1.00          08/10/05 NO NO NO
(1)  Defined as the filing of a Form 15 - Certification and Notice of Termination of Registration.
(2)  Cash paid to all fractional stockholders regardless of whether the shares held were above or below the split amount.
(3)  Rounding up represents a structure whereby fractional shares held above the split amount are rounded up to the nearest whole number of shares post split.
Proposed
Split
Recent Reverse Split Going Private Transactions

Reverse Split Going Dark Transaction Analysis
Proposed Reverse/ Cash to
Date Payment Terminated Forward All Round
Announced Company Symbol Per Share Filing (1) Split Fractions (2) Up (3)
08/16/04 AVOCA, Incorporated AVOA 1 -for- 100 28.00        12/16/04 NO YES NO
07/14/04 Crown Energy Corporation CROE 1 -for- 1,000 0.01          03/30/05 NO NO NO
06/16/04 TouchTunes Music Corporation TTMC 1 -for- 2,000 0.50          01/13/06 NO YES NO
05/29/04 Webco Industries, Inc. WEB 1 -for- 10 4.75          01/06/05 YES YES NO
04/21/04 Crown Andersen, Inc. CRAN 1 -for- 500 1.95          10/29/04 YES NO NO
04/16/04 ASA International Ltd. ASAA 1 -for- 600 5.00          11/15/04 YES NO NO
03/08/04 Ambassador Food Services Corporation AMBF 1 -for- 30 0.35          10/05/04 YES YES NO
03/03/04 MPSI Systems, Inc. MPSI 1 -for- 100 0.30          08/13/04 NO NO NO
01/16/04 Semele Group, Inc. SMLE 1 -for- 4,001 1.40          07/09/04 YES NO NO
01/14/04 Star Multi Care Services, Inc. SMCS 1 -for- 55,000 0.13          05/28/04 NO YES NO
01/09/04 Safeguard Health Enterprises, Inc. SFGD 1 -for- 1,500 2.25          06/30/04 NO YES NO
12/31/03 IBW Financial Corporation IBWF 1 -for- 101 36.50        07/02/04 YES NO NO
11/17/03 The Seibels Bruce Group, Inc. SBIG 1 -for- 1,000 3.00          03/01/04 NO YES NO
11/13/03 4-D Neuroimaging FDNU 1 -for- 1,200 0.15          03/03/04 NO NO YES
09/25/03 Winter Sports, Inc. WSKI 1 -for- 150 17.50        05/07/04 NO YES NO
09/18/03 Pacific Aerospace & Elect. PARO 1 -for- 11,000 0.168        04/12/04 NO YES NO
06/10/03 Siena Holdings SIEN 1 -for- 500,000 1.41          11/10/03 NO YES NO
05/22/03 The Deltona Corporation DLTA 1 -for- 500,000 0.40          02/02/04 NO NO NO
05/20/03 Tumbleweed, Inc. TMBL 1 -for- 5,000 1.10          12/08/03 YES NO NO
04/25/03 PML, Inc. PMLI 1 -for- 150 1.50          08/07/03 YES NO NO
03/17/03 IFX Corporation IFXC 1 -for- 300 0.12          08/13/03 NO YES NO
02/28/03 South Banking Company SOFK 1 -for- 50 40.00        05/15/03 NO YES NO
01/09/03 Avery Communications AVYC 1 -for- 5,000 1.27          07/08/03 NO YES NO
12/05/02 Telespectrum Worldwide Inc. TLSW 1 -for- 1,000 0.01          03/19/03 NO YES NO
11/18/02 Kimmins Corporation KMMN 1 -for- 100 1.00          03/17/03 NO YES NO
11/15/02 Performance Industries, Inc. PRFI 1 -for- 1,500 1.00          05/08/03 NO YES NO
11/06/02 Seven J Stock Farm, Inc. SEVJ 1 -for- 1,000 3.89          09/24/03 NO YES NO
09/11/02 Teltone Corporation TLTN 1 -for- 900 0.24          01/16/03 NO NO NO
06/04/02 Control Chief Holdings, Inc. DIGM 1 -for- 100 3.73          11/01/02 NO YES NO
05/15/02 Teraglobal Communications Corp. TGCM 1 -for- 1,000 0.29          11/08/02 NO YES NO
05/10/02 Silver Diner, Inc. SLVR 1 -for- 5,000 0.32          10/09/02 NO YES NO
04/04/02 The Coeur d'Alenes Company CDLA 1 -for- 1,000 0.25          12/18/02 YES NO NO
03/28/02 Zeon Corporation ZEON 1 -for- 500 4.00          05/07/02 NO YES NO
12/21/01 Metro Global Media, Inc. MGBL 1 -for- 40 1.00          04/09/02 NO YES NO
(1)  Defined as the filing of a Form 15 - Certification and Notice of Termination of Registration.
(2)  Cash paid to all fractional stockholders regardless of whether the shares held were above or below the split amount.
(3)  Rounding up represents a structure whereby fractional shares held above the split amount are rounded up to the nearest whole number of shares post split.
Proposed
Split
Recent Reverse Split Going Private Transactions

Reverse Split Going Dark Transaction Analysis
Date Proposed
Announced Company Symbol Payment 1 Day 30 Day 60 Day 90 Day 120 Day 1 Year
12/08/06 Essential Group, Inc. N/A 0.01        N/A N/A N/A N/A N/A N/A
06/01/06 EUPA International Corporation EUPA 0.40        939.9% 953.9% 1064.1% 1106.1% 1093.0% 847.8%
05/16/06 Bactolac Pharmaceutical Inc. ANII 4.00        11.1% 9.5% 13.5% 18.5% 14.3% 6.2%
03/15/06 Home City Financial Corporation HCFC 16.20      6.1% 4.9% 5.9% 6.8% 7.1% 6.3%
10/07/05 ITEC Attractions, Inc. ITAT 0.27        11.1% 11.5% 12.7% 24.6% 27.8% 30.6%
10/07/05 County Bank Corp. CYBK 55.00      2.4% 1.8% 0.2% -0.2% -0.2% 1.1%
09/30/05 Marlton Technologies, Inc. N/A 1.25        4.2% 1.0% 20.7% 31.3% 25.4% 33.7%
09/14/05 FC Banc Corporation FCBZ 29.12      25.4% 24.8% 23.1% 23.9% 24.4% 20.0%
07/22/05 McRae Industries, Inc. MRI 14.25      13.8% 13.8% 17.8% 19.4% 16.9% 23.0%
07/13/05 News Communications, Inc. NCOM 1.10        57.1% 68.7% 62.7% 59.0% 55.7% 40.4%
06/23/05 Liberate Technologies LBRTQ 0.20        -20.0% -20.0% -11.5% -0.6% 12.9% -6.6%
06/16/05 Refocus Group, Inc. RFCG 0.35        40.0% 40.1% 54.9% 74.0% 97.5% 63.5%
06/09/05 Community Investors Bancorp, Inc. CIBI 15.00      12.4% 12.9% 14.1% 13.4% 11.5% 9.8%
05/18/05 Home Loan Financial Corporation HLFC 20.75      30.8% 22.8% 13.0% 8.4% 6.5% 6.3%
04/20/05 Synbiotics Corporation SBIO 0.13        36.8% 27.9% 22.2% 13.1% 2.8% -28.0%
04/01/05 Mercury Air Group, Inc. MAX 4.00        21.4% 15.3% 8.0% 2.1% -11.9% -21.3%
03/24/05 Lincoln Logs, Ltd. LCLG 0.49        -2.0% -5.2% -6.3% -10.7% -9.7% -11.3%
03/03/05 ASB Financial Corporation ASBP 23.00      11.3% 12.4% 9.3% 8.0% 7.5% 1.6%
02/24/05 Davel Communications, Inc. DAVL 0.02        7.1% 6.6% 10.8% 16.6% 31.6% 43.6%
02/15/05 Decatur First Bank Group, Inc. N/A 17.50      N/A N/A N/A N/A N/A N/A
01/13/05 Trek Resources, Inc. TKRD 2.50        163.2% 162.1% 171.2% 189.8% 212.8% 243.7%
12/23/04 Benchmark Bancshares BMRB 19.00      N/A N/A N/A N/A N/A N/A
12/22/04 KS Bancorp, Inc. KSBI 24.00      51.1% 49.6% 49.8% 49.0% 49.0% 48.4%
12/21/04 Horizon Telecom, Inc. HRZCA 165.00    175.0% 96.8% 93.4% 92.2% 91.6% 83.5%
12/16/04 Mai Systems Corporation MAIY 0.17        41.7% 12.9% 4.9% -3.5% -2.5% -7.5%
11/28/04 Gateway Bancshares, Inc. N/A 37.00      N/A N/A N/A N/A N/A N/A
11/23/04 Sterling Sugars, Inc. STSU 9.00        37.4% 36.8% 37.6% 37.9% 38.9% 42.7%
11/05/04 Bestway, Inc. BSTW 13.00      36.8% 36.2% 17.7% 12.2% 9.0% 3.6%
10/12/04 Spectrum Laboratories, Inc. SPTM 2.56        N/A N/A N/A N/A N/A N/A
09/30/04 Giant Group, Ltd. CHKR 1.85        23.2% 24.6% 6.4% -1.0% -8.5% -12.3%
09/30/04 Bishop Capital Corporation BPCC 1.00        -33.3% -35.5% -44.8% -40.7% -38.1% -11.1%
08/16/04 AVOCA, Incorporated AVOA 28.00      30.2% 27.5% 24.6% 22.4% 25.8% 36.3%
07/14/04 Crown Energy Corporation CROE 0.01        N/A N/A N/A N/A N/A N/A
06/16/04 TouchTunes Music Corporation TTMC 0.50        143.9% 129.8% 106.3% 83.0% 89.3% 81.3%
05/29/04 Webco Industries, Inc. WEB 4.75        -2.5% 1.6% 7.2% 13.4% 17.0% 34.3%
Payment Premium (over prior average trading price)
Recent Reverse Split Going Private Transactions
Premium Analysis

Reverse Split Going Dark Transaction Analysis
Date Proposed
Announced Company Symbol Payment 1 Day 30 Day 60 Day 90 Day 120 Day 1 Year
04/21/04 Crown Andersen, Inc. CRAN 1.95        16.8% 18.7% 11.2% -1.6% -9.8% -19.3%
04/16/04 ASA International Ltd. ASAA 5.00        30.9% 32.9% 30.8% 39.0% 51.4% 106.3%
03/08/04 Ambassador Food Services Corporation AMBF 0.35        25.0% 29.3% 29.5% 29.5% 29.5% -11.3%
03/03/04 MPSI Systems, Inc. MPSI 0.30        N/A N/A N/A N/A N/A N/A
01/16/04 Semele Group, Inc. SMLE 1.40        N/A N/A N/A N/A N/A N/A
01/14/04 Star Multi Care Services, Inc. SMCS 0.13        -10.0% 0.0% -8.8% 3.9% 13.6% 33.4%
01/09/04 Safeguard Health Enterprises, Inc. SFGD 2.25        16.0% 17.3% 20.9% 29.2% 34.1% 51.0%
12/31/03 IBW Financial Corporation IBWF 36.50      65.9% 65.9% 68.8% 78.9% 84.6% 93.8%
11/17/03 The Seibels Bruce Group, Inc. SBIG 3.00        76.5% 63.8% 63.6% 64.5% 65.5% 91.8%
11/13/03 4-D Neuroimaging FDNU 0.15        149.0% 137.1% 151.1% 155.6% 128.5% 109.5%
09/25/03 Winter Sports, Inc. WSKI 17.50      34.5% 34.0% 34.2% 34.3% 37.1% 42.2%
09/18/03 Pacific Aerospace & Elect. PARO 0.17        -52.5% -49.7% -49.3% -46.5% -41.5% -91.0%
06/10/03 Siena Holdings SIEN 1.41        33.0% 28.9% 31.9% 35.8% 34.9% 22.8%
05/22/03 The Deltona Corporation DLTA 0.40        25.0% 28.0% 26.8% 26.5% 26.3% 26.6%
05/20/03 Tumbleweed, Inc. TMBL 1.10        -34.1% -21.8% -19.5% -20.4% -22.3% -18.2%
04/25/03 PML, Inc. PMLI 1.50        N/A N/A N/A N/A N/A N/A
03/17/03 IFX Corporation IFXC 0.12        286.7% 124.6% 107.8% -22.5% -44.9% -75.7%
02/28/03 South Banking Company SOFK 40.00      N/A N/A N/A N/A N/A N/A
01/09/03 Avery Communications AVYC 1.27        N/A N/A N/A N/A N/A N/A
12/05/02 Telespectrum Worldwide Inc. TLSW 0.01        0.0% 10.3% 62.6% 80.7% 87.1% -15.2%
11/18/02 Kimmins Corporation KMMN 1.00        81.8% 185.2% 186.5% 212.0% 232.5% 259.5%
11/15/02 Performance Industries, Inc. PRFI 1.00        N/A N/A N/A N/A N/A N/A
11/06/02 Seven J Stock Farm, Inc. SEVJ 3.89        14.4% 13.1% 13.3% 13.7% 13.8% 29.0%
09/11/02 Teltone Corporation TLTN 0.24        199.7% 153.3% 124.1% 112.8% 108.6% 84.5%
06/04/02 Control Chief Holdings, Inc. DIGM 3.73        26.4% 21.2% 22.8% 28.5% 35.5% 41.5%
05/15/02 Teraglobal Communications Corp. TGCM 0.29        -9.4% 6.9% -25.0% -77.7% -90.0% -95.9%
05/10/02 Silver Diner, Inc. SLVR 0.32        28.0% 28.7% 30.3% 35.0% 37.4% 23.8%
04/04/02 The Coeur d'Alenes Company CDLA 0.25        66.7% 66.7% 108.0% 158.9% 194.4% 173.4%
03/28/02 Zeon Corporation ZEON 4.00        60.0% 77.1% 87.3% 86.4% 65.1% 64.7%
12/21/01 Metro Global Media, Inc. MGBL 1.00        1900.0% 1109.7% 918.7% 951.4% 995.9% 917.0%
     High 1900.0% 1109.7% 1064.1% 1106.1% 1093.0% 917.0%
     Low -52.5% -49.7% -49.3% -77.7% -90.0% -95.9%
     Mean 92.6% 74.1% 72.4% 73.1% 74.8% 65.2%
     Median 26.4% 24.8% 22.8% 24.6% 26.3% 29.0%
Payment Premium (over prior average trading price)
Recent Reverse Split Going Private Transactions
Premium Analysis

Reverse Split Going Dark Transaction Analysis
High Low Mean Median
Recent Buttondown Price Per Share (1) … 0.24 $      0.24 $      0.24 $      0.24 $
Median Payment Premiums ……………… 29.0% 22.8% 25.6% 25.5%
Implied Equity Value Per Share …………… 0.31 $      0.29 $      0.30 $      0.30 $
__________
(1)  Recent price per share as of May 1, 2007.
Implied Equity Values Based on Comparable
Reverse Split Going Private Transactions

37 Summary Valuation and Rationale

Summary Valuation and Rationale
Implied Equity Values by Approach
Approach High Low Mean Median
Historical Market Price per Share (1) …………………
0.76 $       0.20 $       0.24 $
Comparable Public Company Approach ……………… (0.66) $      (0.57) $
Discounted Cash Flow Approach ……………………… 5.81 $       (1.34) $      1.77 $       1.61 $
Selected Precedent Transaction Approach …………… (1.92) $      (1.87) $
Liquidation Value Approach …………………………… (6.26) $      (6.54) $      (6.40) $      (6.40) $
Reverse Split Going Private Premium Analysis (2) …… 0.31 $       0.29 $       0.30 $       0.30 $
(1)  Reflects Buttondown 52-week high and low prices per share and the price per share as of May 1, 2007 in the mean column.
(2)  Calculated by applying the median percentage premiums of the precedent Reverse Split Going Private Transactions to the recent price per share as of May 1, 2007 of Buttondown.
Implied Equity Value Per Share

Summary Valuation and Rationale
The primary purpose of the reverse and forward stock split by Buttondown is to facilitate a “going dark transaction.” The result will allow the Company to terminate the registration of its common stock under Section 12(g) of the Securities
Exchange Act of 1934, as amended (the “Exchange Act”).
This will enable Buttondown to save money being spent because of its status as a
SEC reporting company, which management and the Board of Directors believe provides a limited benefit to a small company like Buttondown.
The reverse stock split will decrease the total number of Buttondown’s common stockholders of record from approximately 653 to approximately 50 (excluding approximately 59 banks/broker holding stock in street name). By reducing the number of stockholders below 300, Buttondown will be eligible to file a Form 15 with the SEC and terminate its registration and reporting obligations under the
Exchange Act.
The Company’s small public float and minimal trading volume have limited the ability of stockholders to sell their shares without also reducing the trading price, as well as the ability of the Company to use stock as acquisition currency or to successfully attract and retain employees.
Additionally, the Company estimates that professional fees and other expenses related to the transaction, will total approximately $280,000.  The Company does not expect that the payment to stockholders receiving cash in the reverse stock split or payment of expenses will have any material adverse effect on capital, liquidity, operations or cash flow; however, there will be less capital available for operations.

Summary Valuation and Rationale
The Company anticipates annual savings of over $360,000 in Year 2 and over
$315,000 in Year 3 (plus a cost savings of over $300,000 to become SOX/404 compliant) and an indeterminable amount in indirect savings resulting from the reduction in the time that must be devoted by employees to preparing public reports and filings and responding to stockholder inquiries.
We recommend a fractional share price of approximately
$0.26 to $0.30
per share
(on a pre-split basis) resulting in cash expenditures for fractional shares after the reverse stock split of approximately $58,000 to $67,000 in total (assuming approximately 222,340 shares pre-split are cashed out). This represents a premium range of 8.3% to 25.0% over the closing price on May 1, 2007, a discount range of
-65.8% to -60.5% to the 52-week high of $0.76 and a premium range of 30.0% to
50.0% over the 52-week low of $0.20.

41 Exhibits

Exhibits
Estimate of Annual Costs to be Public (excluding SOX/404) (2) Year 1 Year 2 Year 3
Annual reports, proxy statements, 10-K printing …………………………… 10,000 $       10,000 $
ADP fees …………………………………………………………………… 5,500            5,500
Transfer agent fees - UMB …………………………………………………… 14,000          14,000
Press releases ………………………………………………………………… 8,000            8,000
Legal expenses to review/prepare public filings …………………………… 20,000          20,000
Additional BDO audit expenses (approx. 25% of total) …………………… 39,500          39,500
Total Estimated Annual Costs to Be Public ……………………………… 97,000          97,000
Estimate of Hard Costs to Remain Public and Be SOX/404 Compliant
New accounting staff member to meet Section 404 requirements …………… 86,000 $
New IT security person to meet Section 404 requirements ………………… 57,000
Additional BDO audit fees (note - attestation report in year 2) ……………… 50,000
Additional legal expenses …………………………………………………… 10,000
IT consultant expenses for security audits, scans and assistance …………… 50,000
Third party to assist with 404 control testing ………………………………… 50,000
Total Estimated Costs to Become SOX/404 Compliant ……………… 303,000 $
Estimate of Hard Costs to Remain Public and Be SOX/404 Compliant
70% of Year 1 hard costs excluding BDO …………………………………… 177,100
BDO fee during first year with attestation report …………………………… 150,000
Total Estimated Costs to Become SOX/404 Compliant ………………… 327,100
Estimate of ongoing expenses as private company ………………………… (60,000)
267,100
Estimate of Hard Costs to Remain Public and Be SOX/404 Compliant
70% of Year 1 hard costs plus 70% BDO Year 2 …………………………… 282,100
Total Estimated Costs to Become SOX/404 Compliant ………………… 282,100
Estimate of ongoing expenses as private company ………………………… (60,000)
222,100
Projected Annual Savings - Year 2 and Year 3 …………………………… 364,100 $     319,100 $
(1)  Based on Management's estimates.
(2)  Assumes that Directors' fees would remain as is and that D&O insurance savings would not be achieved, as prior acts coverage runs 200%
       of normal premiums eliminating any short-term savings.
Analysis of Costs to Remain a Public Company (1)

Exhibits
2003A 2004A 2005A 2006A 2007A
Sales …………………… 89,781 $   91,683 $   89,357 $   88,247 $   86,238 $
Gross profit ……………… 23,074      30,738      31,714      27,059      23,607
EBITDA ………………… (6,979)       3,838        5,150        (657)          (4,930)
EBIT …………………… (10,892)     (3,162)       1,074        (4,524)       (8,541)
Net income ……………… (16,479)     (5,671)       95             (5,980)       (11,230)
Diluted EPS …………… (2.84)         (1.14)         (0.23)         (1.20)         (1.86)
Growth rates and margins:
Sales growth ………… - 2.1% -2.5% -1.2% -2.3%
Gross margin ………… 25.7% 33.5% 35.5% 30.7% 27.4%
EBITDA margin ……… -7.8% 4.2% 5.8% -0.7% -5.7%
EBIT margin ………… -12.1% -3.4% 1.2% -5.1% -9.9%
Other data:
Capital expenditures … 1,863 $     1,704 $     2,030 $     1,595 $     2,721 $
Depreciation and amort. 3,913        7,000        4,076        3,867        3,611
Tax rate ……………… 0.0% 0.0% 0.0% 0.0% 0.0%
Year ended January 31,
Buttondown
Historical Reported Financials
(Dollar amounts in thousands, except per share amounts)

Exhibits
$89,781
$91,683
$89,357
$88,247
$86,238
-2.3%
-1.2%
-2.5%
2.1%
2003A 2004A 2005A 2006A 2007A
Revenue Growth
Sales
$(10,892)
$(4,524)
$(8,541)
$1,074
$(3,162)
-12.1% -3.4%
1.2%
-5.1%
-9.9%
2003A 2004A 2005A 2006A 2007A
EBIT Margin
EBIT
$(6,979)
$3,838
$5,150
$(4,930)
$(657)
-5.7%
-0.7%
5.8%
4.2%
-7.8%
2003A 2004A 2005A 2006A 2007A
EBITDA Margin
EBITDA
$(2.84)
$(1.20)
$(1.86)
$(1.14)
$(0.23)
2003A 2004A 2005A 2006A 2007A
EPS

Exhibits
2007A 2008E 2009E 2010E 2011E 2012E
Sales …………………… 86,238 $   93,363 $   101,139 $ 112,330 $ 125,317 $ 138,615 $
Gross profit ……………… 23,607      47,398      51,885      58,524      66,418      73,466
EBITDA ………………… (4,930)       4,360        7,206        11,099      15,446      18,797
EBIT …………………… (8,541)       940           3,635        7,136        10,819      13,234
Net income ……………… (11,230)     (2,639)       1,135        4,636        8,319        10,734
Diluted EPS …………… (1.86)         (0.42)         0.18          0.74          1.34          1.72
Growth rates and margins:
Sales growth ………… - 8.3% 8.3% 11.1% 11.6% 10.6%
Gross margin ………… 27.4% 50.8% 51.3% 52.1% 53.0% 53.0%
EBITDA margin ……… -5.7% 4.7% 7.1% 9.9% 12.3% 13.6%
EBIT margin ………… -9.9% 1.0% 3.6% 6.4% 8.6% 9.5%
Other data:
Capital expenditures … 2,721 $     2,000 $     2,500 $     3,000 $     3,800 $     3,800 $
Depreciation and amort. 3,611        3,420        3,570        3,963        4,628        5,563
Tax rate ……………… 0.0% 0.0% 0.0% 0.0% 0.0% 0.0%
Year ended January 31,
Buttondown
Management Financial Projections
(Dollar amounts in thousands, except per share amounts)

Exhibits
$86,238
$93,363
$101,139
$138,615
$125,317
$112,330
10.6%
11.6%
11.1%
8.3%
8.3%
2007A 2008E 2009E 2010E 2011E 2012E
Revenue Growth
Sales
$(4,930)
$18,797
$7,206
$4,360
$11,099
$15,446
-5.7%
4.7%
7.1%
9.9%
12.3%
13.6%
2007A 2008E 2009E 2010E 2011E 2012E
EBITDA Margin
EBITDA
$(8,541)
$13,234
$3,635
$940
$7,136
$10,819
-9.9%
1.0%
3.6%
6.4%
8.6%
9.5%
2007A 2008E 2009E 2010E 2011E 2012E
EBIT Margin
EBIT
$(1.86)
$1.72
$0.18
$(0.42)
$0.74
$1.34
2007A 2008E 2009E 2010E 2011E 2012E
EPS

Exhibits
Yield/
Investment Rate of Return
Treasury Bills - 1 Year ……………………………… 4.9%
Treasury Notes - 10 Years ………………………… 4.7%
Treasury Bonds - 20 Years ………………………… 4.9%
Corporate Bonds - S&P AAA Industrials …………… 5.5%
Corporate Bonds - S&P BBB Industrials …………… 6.5%
High Yield Bonds (1) ……………………………… 6.9%
Prime Rate …………………………………………… 8.3%
Common Stock - S&P 500 (2) ……………………… 12.0%
Common Stock Micro-Cap (3) ……………………… 16.0%
Common Stock Micro-Cap Smallest (4) …………… 21.9%
Buttondown Cost of Equity Capital ………………… 26.9%
Venture Capital ……………………………………… 25.0% to 50.0%
(1)  Merrill Lynch - High Yield 100 Index.
(2)  Using the Capital Asset Pricing Model and assuming a risk-free rate based on the 20-year
      Treasury Bond and an 'Equity Risk Premium' of 7.1%.  Source:  Ibbotson SBBI Yearbook 2006.
(3)  Source:  Ibbotson SBBI Yearbook 2006: Micro-Cap.  Calculated by adding a risk premium of 3.95% to the return of the S&P 500.
(4)  Source:  Ibbotson SBBI Yearbook 2006: Micro-Cap (based on breakdown of the smallest 10th decile in size '10b').  Calculated by adding a risk premium of 9.83% to the return of the S&P 500.
Alternative Investments
As of April 20, 2007